UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2006

SOLAR ENERGY SOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-49891

(Commission File Number)

33-0860242

(IRS Employer Identification No.)

#1400-1500 West Georgia Street, Vancouver, British Columbia, V6G 2Z6

(Address of principal executive offices and Zip Code)

(604) 684-3027

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2006, we entered into a second letter agreement with Société d'Energie Solaire S.A. ("SES") and Mr. Daniel Erné, who signed on behalf of the shareholders of SES, which letter agreement amended the terms of a term sheet dated May 15, 2006 that was entered into amongst the same parties. Prior to the signing of the July 15th letter agreement, the term sheet was previously amended pursuant to a similar letter agreement dated June 15, 2006. Pursuant to the terms of the July 15th letter agreement, the parties agreed to the following changes:

1.	The date by which our company must advise SES in writing as to whether we will proceed with the share exchange transaction has been extended from July 15, 2006 to August 15, 2006;

D/CZM/880836.1

2.	The date by which the deposit will be returned to our company in the event that the share exchange agreement is not signed has been extended from July 15, 2006 to August 15, 2006;
3.	The date by which the parties have agreed to sign the share exchange agreement has been extended from July 15, 2006 to August 15, 2006; and
4.	The date by which the parties have agreed to close the share exchange agreement has been extended from July 31, 2006 to August 31, 2006.

With the exception of the above mentioned changes, all of the material terms and conditions of the term sheet, as amended, remain in full force and effect. The original term sheet was filed via EDGAR on a current report on Form 8-K on May 16, 2006 and the first amendment was filed via EDGAR on a current report on Form 8-K on June 19, 2006.

Item 9.01 Financial Statements and Exhibits.

A copy of the letter agreement is included as an exhibit to this current report on Form 8-K pursuant to Item 601 of Regulation S-B:

10.1	Letter Agreement dated July 15, 2006, among our company, SES Société d'Energie Solaire S.A. and Daniel Erné.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY SOURCES INC.

/s/ John Veltheer

By: John Veltheer, President

July 15, 2006

D/CZM/880836.1